UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 27, 2012

ENCISION INC.
(Exact name of registrant as specified in its charter)

Colorado	001-11789	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6797 Winchester Circle, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 444-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 27, 2012, Encision Inc. (the “Registrant”) entered into an amendment to our credit facility agreement with Silicon Valley Bank (“Silicon”), effective March 23, 2012, pursuant to which Silicon has agreed to extend our credit facility through May 23, 2012 subject to the conditions set forth in the agreement.

Our borrowing under the credit facility agreement is limited by our eligible receivables and inventory at the time of borrowing. The amendment has maintained our inventory borrowing base to the lowest of eligible inventory, 35% of our eligible receivables or $400,000. Further, the amendment continues the requirement for us to maintain an adjusted liquidity of $250,000. Under the amendment, our interest rate is at Silicon’s prime rate of 4% plus 3.50% and requires minimum reporting requirements.

Item 9.01.	Financial Statements and Exhibits.

 10.1           Amendment to Loan Documents, dated March 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.

Date: March 30, 2012	/s/ Marcia K. McHaffie
Marcia K. McHaffie
Controller
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	Amendment to Loan Documents, dated March 23, 2012